CONESTOGA ENTERPRISES, INC.

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held May 4, 1996


TO THE SHAREHOLDERS OF THE COMPANY:

    The annual meeting of the Shareholders of CONESTOGA ENTERPRISES, INC. will be held at the Office of the Company, 202 East First Street, Birdsboro, Pennsylvania, 19508, on Saturday,
May 4, 1996, at 10:00 A.M., for the following purposes:
    1.   To elect 3 Class I Directors for a term of 3 years.
    2. To ratify the appointment of Beard and Company, Inc., as independent accountants of the Company for 1996.
    3. To transact such other business as may properly come before the meeting or any adjournment thereof.
    A copy of the Annual Report for 1995 is enclosed for your information.
    The Board of Directors has fixed the close of business on April 4, 1996, as the record date for the determination of Shareholders entitled to notice of and to vote at said meeting.
    You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. If you attend the meeting and decide you want to vote in person, the proxy will not be used.


                                By order of the Board of Directors


Date:  April 12, 1996             Kenneth A. Benner, Secretary
                         PROXY STATEMENT
                 1996 ANNUAL MEETING OF SHAREHOLDERS


                         GENERAL INFORMATION


                         Proxy Solicitation

    This Proxy Statement is mailed to Shareholders on or about April 12, 1996 by the Board of Directors of Conestoga Enterprises, Inc. (the "Company") in solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 4, 1996, at the office of the Company, 202 East First Street, Birdsboro, Pennsylvania 19508. This is a solicitation by the Board of Directors of the Company. All costs of the solicitation of proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone. Proxies which are validly executed by shareholders and received by the Company prior to the meeting will be voted in accordance with the instructions contained thereon. On the accompanying proxy a shareholder may substitute the name of another person in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.


                    Shareholders Entitled to Vote

    Shareholders of record at the close of business on April 4, 1996, will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders. On April 4, 1996, the Company had 3,848,922 shares of common stock outstanding, all of which will be entitled to vote at the meeting. In all matters other than the election of directors, such Shareholders shall have one vote for each share of stock registered in their name on the books of the Company at the close of business on April 4, 1996. The holders of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.
    In all elections by the Shareholders for directors, each Shareholder shall have cumulative voting rights, which is the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and each Shareholder may cast the whole number of votes for 1 candidate or distribute such votes among 2 or more candidates.
    The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors, and the affirmative vote of the holders of the majority of the votes cast will be required to act on all other matters to come before the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. Shares represented by each duly signed proxy will be voted as directed by the shareholder thereon and, if no direction is given on a duly signed proxy, such shares will be voted in favor of the proposals described in this Proxy Statement. Such shares will be voted in the judgment of the persons named in the proxy upon such other business as may properly come before the meeting. The inspectors of election will treat shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.


                        Revocability of Proxy

    Any proxy given pursuant to this solicitation may be revoked by the person giving it by delivering to the Secretary of the Company at any time prior to the commencement of the Annual Meeting a written revocation or a proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.


                  Receipt of Shareholder Proposals

    If any Shareholder wishes a proposal to be included in the Company's 1997 Proxy Statement and proxy form, which annual meeting is scheduled for May 3, 1997, such proposal must be received by the Company on or before December 13, 1996.


                        ELECTION OF DIRECTORS

    One of the purposes of the meeting is to elect 3 Class I
Directors to the Board of Directors to serve for a term of 3 years.
It is the intention of the persons named as proxy holders in the enclosed form of proxy to vote, either cumulatively or non-cumulatively, in their discretion, all shares which they represent for the election of the 3 nominees listed below as directors of the Company. If any such nominee should become unable to serve, an event not anticipated, the proxies will be voted for another person designated by the present Board of Directors of the Company. The 3 nominees with the highest number of votes will be elected to the Board of Directors. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.
    Information with respect to each nominee and each director whose term will continue after the Annual Meeting is set forth in the following sections. Such information includes summaries of their background, business experience and principal occupations with the Company, the Company's telephone utility subsidiary, Conestoga Telephone and Telegraph Company (hereinafter referred to as "Conestoga Telephone"), and otherwise.


      Information Concerning Nominees For Election as Directors

                                Position
                                with
                                Company       Director  Director of
                                and/or        of the    Conestoga
                                principal     Company   Telephone
    Name                Age     occupation    Since     Since


                   Class I (Term Expires in 1999)

John R. Bentz           60     Executive Vice  1989      1986
                               President

James H. Murray         67     Vice President  1989      1957
                               & Partner
                               Miller and Murray,
                               Attorneys-at-Law,
                               Reading, PA

Robert M. Myers         48     Director of
                               Personnel,
                               Reading Hospital
                               and Medical Center,
                               Reading, PA


    Mr. Bentz has been employed by Conestoga Telephone continuously since 1958. He worked in plant craft for 18 years and was appointed Central Office Engineer in 1975. In March 1980, he was appointed Manager-Operations, and in January 1982, was elected Executive Vice President-Operations. In October, 1986, he was appointed to the Board of Directors of Conestoga Telephone and named Executive Vice President. He was elected Executive Vice President and a member of the Board of Directors of the Company at its organizational meeting in June, 1989.

    Mr. Murray is a partner of the law firm of Miller and Murray, Reading, Pennsylvania, legal counsel to the Company. He has been a member of the Board of Directors of Conestoga Telephone since 1957. In June, 1988, he was elected Vice President of Conestoga Telephone. He was elected Vice President and a member of the Board of Directors of the Company at its organizational meeting in June, 1989.

    Mr. Myers is the Director of Personnel of the Reading Hospital and Medical Center where he has been employed since 1982. He has been nominated by the Board of Directors for election as a Class I Director for a term to expire in 1999.


              Information Concerning Directors Who Are
               Not Standing for Election at This Time

                                Position
                                with
                                Company       Director  Director of
                                and/or        of the    Conestoga
                                principal     Company   Telephone
    Name                Age     occupation    Since     Since


                   Class II (Term Expires in 1998)

Kenneth A. Benner       48     Secretary/      1989        1972
                               Treasurer

F. M. Brown             71     President &     1989        1972
                               President of
                               F. M. Brown's
                               Sons, Inc.,
                               Birdsboro, PA

Donald R. Breitenstein  55     Controller      1989        1987

    Mr. Benner has been employed by Conestoga Telephone since 1974 and currently serves as Sales Manager. He has served as the Secretary/Treasurer of Conestoga Telephone since 1982. He was elected to the Board of Directors of Conestoga Telephone in 1972.
He was elected Secretary/Treasurer and a member of the Board of Directors of the Company at its organizational meeting in June, 1989.

    Mr. Brown has served as President of Conestoga Telephone since 1979 and has been a member of the Board of Directors of Conestoga Telephone since 1972. He is not active in the day-to-day management of Conestoga Telephone or the Company. He is President of F.M. Brown's Sons, Inc., Birdsboro, Pennsylvania, feed manufacturers. He was elected President and a member of the Board of Directors of the Company at its organizational meeting in June, 1989.

    Mr. Breitenstein has been employed by Conestoga Telephone since 1962. He worked as Accountant until September, 1979, when he was appointed Accounting Supervisor. In 1981 he was appointed Accounting Manager, and in August 1986, Controller, of Conestoga Telephone. He was appointed to the Board of Directors of Conestoga Telephone in 1987. He was elected Controller and a member of the Board of Directors of the Company at its organizational meeting in June, 1989.


                  Class III (Term Expires in 1997)

Richard G. Weidner      69     Retired         1989        1988

Emma F. Mullen          73     Retired         1989        1981

John M. Sausen          62     Self-Employed   1989        1974
                               Accountant,
                               Oley, PA

    Mr. Weidner retired as president of Beard and Company, Inc., Certified Public Accountants in 1986. In June, 1988, he was appointed to the Board of Directors of Conestoga Telephone. He was elected to the Board of Directors of the Company at its organizational meeting in June, 1989.

    Mrs. Mullen is a retired partner of the law firm of Forry and Forry, Reading, Pennsylvania. She served as Registrar of Wills, Berks County, Pennsylvania, retiring from that position in January, 1980. She was appointed to the Board of Directors of Conestoga Telephone in August, 1981. She was elected to the Board of Directors of the Company at its organizational meeting in June, 1989.

    Mr. Sausen is a self-employed accountant with an office in Oley, PA. He formerly was employed as a Senior Accountant, CPR, for Metropolitan Edison Company of Reading, Pa for 23 years. He retired on December 31, 1992, as President/Treasurer of Waldman Bros. Electric, Inc. He was elected to the Board of Directors of Conestoga Telephone in 1974. He was elected to the Board of Directors of the Company at its organizational meeting in June, 1989.


    All of the foregoing directors have been principally employed in their positions, as provided above, for the past 5 years, except for John M. Sausen who on December 31, 1992, resigned from his positions as President and Treasurer of Waldman Bros. Electric, Inc.


                    Board Meetings and Committees

    The Board of Directors of the Company during the last fiscal year had 12 regularly scheduled meetings and 5 special meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he was a member.
    The Board of Directors has a standing audit committee of which Mr. Sausen, Mrs. Mullen and Mr. Sponagle are members. This committee reviews with the independent auditors the plan and results of the auditing engagement. The audit committee of the Company held 4 meetings during the last fiscal year with all members in attendance at all of the meetings.
    The Board of Directors has an executive committee of which Mr. Sausen, Mr. Sponagle and Mr. Murray are members. This committee reviews and makes recommendations to the Board of Directors on matters of major policy. The executive committee of the Company held 7 meetings during the last fiscal year with all members in attendance at all of the meetings.
    The Board of Directors has a compensation committee of which Mr. Sausen, Mr. Sponagle and Mr. Murray are members. This committee reviews at least annually the salaries of the executive management and makes appropriate recommendations to the Board of Directors. The compensation committee of the Company held 1 meeting during the last fiscal year with all members in attendance.
    The Board of Directors does not have a nominating committee.


                        Director Compensation

    During 1995, members of the Board of Directors of the Company, except Messrs. Benner, Bentz and Breitenstein, received $75.00 per board meeting and $50.00 per committee meeting.
    During 1995, Conestoga Telephone paid each member of its Board of Directors, except Messrs. Benner, Bentz and Breitenstein, (1) an annual Director's salary of $8,400, provided that he or she attended ten regular board meetings during the year; (2) a fee of $700 for each special meeting of the Board of Directors he or she attended; and (3) a fee of $350 for each committee meeting he or she attended.
    Messrs. Benner, Bentz and Breitenstein are employees of the Company and Conestoga Telephone and, as such, do not receive additional compensation for attending directors' and committee meetings.
    In 1995, Conestoga Telephone paid $12,600.00 to Mr. Brown for his services as President, $6,300.00 to Mr. Sponagle for his services as Chairman of The Board, and $1,200.00 to Mr. Weidner for his services as a consultant.


                  SECURITY OWNERSHIP OF MANAGEMENT

    The following table reflects, as of March 1, 1996, the total Common Stock ownership of the Corporation by each director and reporting officer, and by all directors and reporting officers as a group. The Company's voting Common Stock is its only class of equity securities. Each named individual and all members of the group exercise sole voting and investment power.

                                   Amount
        Name                    and Nature of
         of                      Beneficial                Percent
     Beneficial                   Ownership                  of
       Owner                 (See 1 and 2 Below)            Class

Kenneth A. Benner                  24,562                    .64

John R. Bentz                      17,959                    .47

Donald R. Breitenstein              7,217                    .19

F. M. Brown                        99,686                   2.59

Emma F. Mullen                     52,499                   1.36

James H. Murray                    37,624                    .98

Robert M. Myers                     2,574                    .07

John M. Sausen                     87,749                   2.28

Alvin W. Sponagle                  72,452                   1.88

Richard G. Weidner                  2,205                    .06

Thomas C. Keim                     35,185                    .91

Albert H. Kramer                      200                    .01

All Directors and Officers        439,912                  11.43
  as a Group (12 persons)


    1. Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.
    2. Included in the shares set forth in the table above are (a) shares beneficially owned by the director, his wife, minor children and relatives living in his house and includable in such table under rules of the Securities and Exchange Commission, and (b) shares which are deemed to be beneficially owned because the director has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 1, 1996 and percentages of share ownership are calculated based upon 3,848,922 shares of Common Stock of the Company outstanding as of that date. The information in the table is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table.


                        EXECUTIVE COMPENSATION


                 Report of The Compensation Committee

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, composed of Mr. Sausen, Mr. Sponagle and Mr. Murray. The executive compensation program is structured and administered to support the Company's business mission of providing superior tele-communications services to its customers, generating respectable returns for its shareholders and treating its employees fairly in the process.
    The executive compensation administered by the committee is primarily that of John R. Bentz, Executive Vice President and chief executive officer; Thomas C. Keim, Vice President Operations; and Donald R. Breitenstein, Controller.
    Standards for compensation and performance reviews are established in the employment contracts of Messrs. Bentz and Breitenstein, described below under the heading Employment Contracts, as follows:
    1. Reasonably adjust their salaries for inflation in order to protect their standards of living from the adverse effects of inflation, provided that the Company is not obligated to base salary adjustments on any cost of living index and further provided that the Company's earnings permit such adjustments.
    2. Make merit adjustments in their salaries, if their respective performances justify merit adjustments and the Company's earnings permit such adjustments.
    3. Reasonably adjust their salaries to reflect any substantial changes in their respective positions and responsibilities with the Company, provided that the Company's earnings permit such adjustments.
    These standards were generally applied in the Committee's review of the compensation of Thomas C. Keim, although Mr. Keim does not have an employment contract with the Company.
    The committee also obtains information concerning the salaries of employees in similar positions with comparable medium sized, publicly held, independent telephone companies as well as other companies in Berks County and surrounding counties in an effort to maintain the compensation of its executives at reasonably comparable levels.
    In 1995 the Company increased Mr. Bentz' salary by 4.9% in recognition of all of the factors mentioned above. Part of the increase was to adjust for inflation, part to recognize his excellent performance and that of the Company, and part to compensate him for increased responsibilities as the Company pursued an important acquisition and other growth opportunities in new ventures. His compensation is in line with that of employees in similar positions with comparable companies. The standards used in determining
Mr. Bentz' salary adjustment were subjective.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS:

John M. Sausen
James H. Murray
Alvin W. Sponagle


      Compensation Committee Interlocks and Insider Participation

    Messrs. Sausen, Sponagle and Murray served as members of the Company's Executive Committee for the past fiscal year.
    Mr. Sponagle is the Chairman of the Board of Directors of the Company. He participates in all discussions and decisions concerning executive compensation.
    Mr. Murray is a Vice President of the Company. Miller and Murray, Esquires, 542 Court Street, Reading, Pennsylvania, a law firm in which Mr. Murray is a partner, performs legal services for the Company and its subsidiaries and received the sum of $139,974.00 for legal services rendered during the year 1995. Mr. Murray is not a full time employee of the Company and is not compensated as an employee of the Company. Mr. Murray participates in all discussions and decisions concerning executive compensation.


            Summary of Cash and Certain Other Compensation

    The following table sets forth information concerning annual and long term compensation for services in all capacities to the Company and Conestoga Telephone during the years ended December 31, 1995, 1994 and 1993 of those persons who were, at December 31, 1995, the chief executive officer and the other most highly compensated executive officer of the Company whose compensation in 1995 exceeded $100,000:


                           SUMMARY COMPENSATION TABLE

                                                     Long Term Compensation

                       Annual Compensation            Awards Payouts
  (a)           (b)    (c)    (d)  (e)      (f)       (g)     (h)    (i)
                                  Other            Securities
                                  Annual Restricted  Under-
Name and                          Compen-Stock       lying    LTIP All Other
Principal                         sationsAwards     Option/ PayoutsCompen-
Position       Year Salary  Bonus                 SARs(#)(1)  ($)  sation
                     ($)     ($)   ($)   ($)                       (2) (3)
                                                                     ($)


John R. Bentz, 1995 $143,298  None None   423       900       0    $20,771
Executive Vice 1994  138,738  None None     0       900       0     19,929
President(4)   1993  131,250  None None     0                 0     19,024

Donald R.      1995 $101,034  None None    94       200       0    $14,642
Breitenstein,  1994  100,071  None None     0       200       0     14,522
Controller     1993   94,534  None None     0                 0     13,701

    1. Messrs. Bentz and Breitenstein elected to subscribe for 900 and 200 shares respectively under the fifth offering of the Employees' Stock Purchase Plan, described under the heading "Stock Options", which offering commenced on August 1, 1995, and will close on August 31, 1997. The value of the Restricted Stock Award under column (f) is based on an assumed appreciation of the Company's stock at the rate of 5% per annum and is taken from column (f) of the Table entitled "Option Grants in Last Fiscal Year" set forth below.
    2.   "All Other Compensation" includes amounts accrued
during each of the years stated in the Table for the accounts of Messrs. Bentz and Breitenstein under the employment contracts, described under the heading "Employment Contracts", between each of them and Conestoga Telephone.
    3. "All Other Compensation" includes amounts contributed for the accounts of Messrs. Bentz and Breitenstein under the Conestoga Telephone Savings and Investment Plan and under the 401(k) Plan which replaced the Savings and Investment Plan effective June 1, 1995. All salaried employees (excluding union members) with at least 3 months of service were eligible to participate in the Conestoga Telephone Savings and Investment Plan. Employees who elected to participate in the Savings and Investment Plan could contribute from 2% to 10% of their total plan year pay through payroll deductions. Conestoga Telephone made contributions ranging from 25% to 100% of employee contributions, as such percentage was determined each year by Conestoga Telephone, against the first 6% of employee contributions. During the period January 1, 1995 through May 31, 1995, Conestoga Telephone contributed 75% of member contributions. Effective June 1, 1995, Conestoga Telephone adopted a 401(k) Plan with essentially the same terms as the Savings and Investment Plan and rolled over into it all of the assets of the Savings and Investment Plan. Messrs. Bentz and Breitenstein participated in the Savings and Investment Plan from January 1, 1995 through May 31, 1995, during which period Conestoga Telephone contributed $2,682 to the plan against Mr. Bentz' contributions and $1,923 against Mr. Breitenstein's
contributions.   Messrs. Bentz and Breitenstein participated in
the 401(k) Plan from June 1995 through December 31, 1995, during which period Conestoga Telephone contributed $3,764 against Mr Bentz' contributions and $2,621 against Mr. Breitenstein's contributions.
    4. Mr. Bentz, as Executive Vice President, functions as the Company's chief executive officer with responsibility for major policy decisions and the day to day operations of the Company and is compensated accordingly. Mr. Brown, as President, heads the Company's Board of Directors.


                          Stock Options

    Stock options were granted to employees of the Company during 1995 under the Employees' Stock Purchase Plan (the "Plan"). The Plan was adopted by the Board of Directors of Conestoga Telephone on March 25, 1986, and approved by the Shareholders on May 3, 1986. Two Hundred Thousand (200,000) shares of Conestoga Telephone were available for issuance under the Plan, reflecting a two for one stock split on August 1, 1988. Effective as of January 1, 1990, as a consequence of a reorganization in which the Company's shares were issued and exchanged for the issued and outstanding shares of Conestoga Telephone, the Plan was amended by Conestoga Telephone and adopted by the Company to provide for the issuance and sale of the Company's shares under the Plan. Such shares have been purchasable by employees pursuant to one or more offerings under the Plan. An eligible employee may elect to purchase 1 share for each $50 of his annual base pay on the offering date of each offering under the Plan, provided that no employee may purchase more than 900 shares under each offering. All employees of Conestoga Telephone who are customarily employed by Conestoga Telephone for more than 20 hours per week and more than 5 months in a calendar year and have completed 90 days' employment on any offering date of the Plan, are eligible to purchase shares under that offering. Although Conestoga Telephone anticipated making a series of offerings under the Plan, it was not obligated to make any offerings subsequent to the first offering or at any particular time or times.
    The first offering under the Plan commenced on July 1, 1986, and ended on July 31, 1988, with 100 employees purchasing 15,540 shares of Conestoga Telephone at $16.82 per share. The second offering commenced on September 1, 1988 and ended on September 30, 1990, with 102 employees purchasing 17,210 shares of the Company at $22.79 per share. A third offering commenced on October 1, 1990 and ended on October 31, 1992. No shares were purchased in the third offering, because the market price of the shares fell below the offering price. The fourth offering ended on December 31, 1994, with 52 employees purchasing 5,473 shares of the Company at $25.65 per share. A fifth offering under the Plan commenced on August 1, 1995 and will end on August 31, 1997. Sixty-one (61) employees have subscribed for 5,764 shares under the fifth offering under the Plan.
    John R. Bentz purchased 900 shares in each of the first, second and fourth offerings under the Plan. Donald R. Breitenstein purchased 800 shares in the first offering and 200 shares in the second and fourth offerings. Neither purchased any shares in the third offering. John R. Bentz has subscribed for 900 shares, and Donald R. Breitenstein for 200 shares, under the fifth offering.
    The following table provides details regarding stock options granted to the named executive officers in 1995 to purchase shares of the Company under the Employees' Stock Purchase Plan of Conestoga Telephone.

                   Option Grants in Last Fiscal Year

                                                         Potential
                                                         Realizable Value at
                                                         Assumed Annual
                                                         Rates of Stock Price
                                                         Appreciation
                     Individual Grants                   for Option Term

 (a)             (b)         (c)        (d)        (e)        (f)       (g)
              Number of   % of Total
              Securities  Options
              Under-      Granted to
              lying       Employees   Base
              Options     in Fiscal   Price    Expiration
Name          (#) (1)     Year      ($/Sh)(2)  Date       5%($)(3)  10%($)(3)

John R. Bentz,  900       16        $28.38    8/31/97       $423      $2,943
Executive Vice
President

Donald R.       200        3         28.38    8/31/97         94         654
Breitenstein,
Controller

    1. The shares subscribed for by Messrs. Bentz and Breitenstein in 1995 under the fifth offering under the Plan are listed.
    2. The option price per share is 95% of the average of the closing sales prices of the shares as quoted on NASDAQ for the days on which sales are reported during the ten (10) business days prior to the Closing Date, August 31, 1997, but will not be less than 95%, nor more than 108.5%, of the average of the closing sales prices of the shares as quoted on NASDAQ for the days on which sales are reported during the ten (10) business days prior to the Offering Date, August 1, 1995. The average price of the shares, determined as described above, on the Offering Date was $26.16 per share, so the maximum price under this offering is $28.38 per share, that is, 108.5% of the price on the Offering Date. Consequently the "Base Price", as provided in the above table is $28.38 per share.
    3.   The Potential Realizable Value set forth in columns (f) and
(g) is determined as follows: (1) assume that the $26.16 average price of the shares on the Offering Date determined as described above, appreciated by 5% per annum for column (f) and 10% per annum for column (g); and (2) multiply the difference between the appreciated value of the shares and the $28.38 per share Base Price under column (d) by the number of shares to which Messrs. Bentz and Breitenstein respectively subscribed to under the Plan.

                  AGGREGATED OPTION EXERCISES IN 1994
                      AND YEAR-END OPTION VALUES

      (a)        (b)           (c)              (d)               (e)

                                               Number of
                                               Securities       Value of
                                               Underlying       Unexercised
                                               Unexercised      In-the-Money
              Number of                        Options          Options
              Shares                           at 12/31/94      at 12/31/94
              Acquired on   Value Realized   Exercisable/     Exercisable/
     Name     Exercise      ($)             Unexercisable(1) Unexercisable(2)


John R. Bentz,     0               0            0    900         0       ---
Executive Vice
President

Donald R.          0               0            0    200         0       ---
Breitenstein,
Controller

    1. The listed shares are the shares subscribed to by Messrs. Bentz and Breitenstein in the fifth offering under the Plan.
    2. This value is computed by subtracting $28.38, the maximum price provided under the fifth offering under the Plan, from the sales price of CEI shares on December 31, 1995, the result of which in this case is de minimis.


                           Pension Plan

    The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65) under the Company's qualified defined benefit pension plan for employees with years of service ranging from 15 through 40 years and earning compensation ranging from $90,000 to $180,000:


                        PENSION PLAN TABLE
                                     Years of Service
Compensation      15      20      25      30      35      40
 90,000          13,500  18,000  22,950  27,900  33,300  38,700
100,000          15,000  20,000  25,500  31,000  37,000  43,000
110,000          16,500  22,000  28,050  34,100  40,700  47,300
120,000          18,000  24,000  30,600  37,200  44,400  51,600
130,000          19,500  26,000  33,150  40,300  48,100  55,900
140,000          21,000  28,000  35,700  43,400  51,800  60,200
150,000          22,500  30,000  38,250  46,500  55,500  64,500
160,000          24,000  32,000  40,800  49,600  59,200  68,800
170,000          25,500  34,000  43,350  52,700  62,900  73,100
180,000          27,000  36,000  45,900  55,800  66,600  77,400

    The normal retirement benefit at age 65 is 1.0% of the employees' "average pay" multiplied by years of service to normal retirement date for the first twenty (20) years of service; 1.1% for service in excess of twenty (20) years but less than thirty
(30) years; 1.2% for service in excess of thirty (30) years but less than forty (40) years; and 1.0% for service in excess of forty (40) years. "Average pay" is defined as the average of the highest 5 consecutive years of salary during an employee's last 10 years as a plan participant. At the end of 1995 Mr. Bentz' covered compensation was $143,298 and Mr. Breitenstein's was $101,034, the amounts reported for both as "salary" in the Summary Compensation Table. In 1996 Mr. Bentz will have 38, and Mr. Breitenstein 34, credited years of service under the Plan. Benefits are computed as straight-life annuity amounts. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. Although the normal retirement age is 65, an employee with ten years of service may retire at age 55 with actuarially reduced benefits. An employee who has attained the age of 55, but not 65, may retire without any actuarial reduction of his benefits, if the sum of his age and years of service with Conestoga Telephone is
at least eighty (80) when he retires.   The years and months of
service of an employee are the total length of time that he is employed by Conestoga Telephone.


                       Employment Contracts

    Conestoga Telephone has entered into employment contracts with John R. Bentz, Executive Vice-President, and Donald R. Breitenstein, Controller, whereby Conestoga Telephone has agreed to pay to each of them, or his estate, at such time as he (1) elects to retire from the active and daily service of Conestoga Telephone on or after a specified date, (2) becomes disabled or
(3) dies at any time during the period of employment covered by the agreement, additional retirement, disability, or death compensation equal to ten percent (10%) of his annual gross salary, before deductions, for each year he is employed by Conestoga Telephone after the date specified in his contract. Such compensation is payable commencing one (1) month after his retirement on or after his specified retirement date, his disability or death, as applicable, in equal monthly installments of 1/120 of the amount of additional compensation accumulated. The obligation of Conestoga Telephone to make such payments is conditioned and contingent upon the employee remaining an employee of Conestoga Telephone until his specified retirement date, unless prior to attaining such retirement age he dies, becomes disabled, or terminates his employment with Conestoga Telephone for proper cause. Conestoga Telephone is obligated to employ each of them until he attains the age of 65 unless his employment is terminated prior thereto as a result of his early retirement, death, disability or for proper cause.
    Mr. Bentz' contract is dated January 28, 1987, and benefits are accrued under it for each year he is employed by Conestoga Telephone after January 1, 1983. His retirement date is on or after December 31, 1996. The amount of $14,325 accrued for Mr. Bentz under his contract for 1995 is included in the Summary Compensation Table under the heading "all other compensation". The total amount accrued for Mr. Bentz under his contract as of December 31, 1995 was $127,649, which upon his retirement on or after December 31, 1996, disability or death would provide him equal monthly payments of $1,063.74 for ten years.
    Mr. Breitenstein's contract is dated March 22, 1989, and benefits accrue under it for each year he is employed by Conestoga Telephone after January 1, 1989. His retirement date is on or after December 31, 2005. The amount of $10,098 accrued for Mr. Breitenstein under his contract for 1994 is included in the Summary Compensation Table under the heading "all other compensation". The total amount accrued for Mr. Breitenstein under his contract as of December 31, 1995, was $61,860, which upon his retirement on or after December 31, 2005, disability or death would provide him equal monthly payments of $515.50 for ten years.


            SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the S & P 500 Stock Index and the S & P Telephone Index for the period of five calendar years commencing on December 31, 1990 and ending on December 31, 1995.

         Comparison of Five Year Cumulative Total Return

250


200


150


100


 50
      Dec.       Dec.       Dec.       Dec.       Dec.       Dec.
      1990       1991       1992       1993       1994       1995

                   CEI         S&P 500         S&P TEL


                   1990   1991    1992    1993    1994    1995
CEI                 100     85      89      93      98     119
S&P 500             100    130     140     154     156     215
S&P TEL.            100    108     118     136     131     197
                  DEC 90  DEC 91  DEC 92  DEC 93  DEC 94   DEC 95


                 RATIFICATION OF THE APPOINTMENT OF
                 BEARD & COMPANY, INC., AS AUDITORS

    The Board of Directors has appointed the firm of Beard & Company, Inc., independent certified public accountants, to audit the accounts and certify the financial statements of the Company for the year ending December 31, 1996, subject to the approval of the Shareholders. Beard and Company, Inc., was the independent certified public accountants for the Company for the year ended December 31, 1995. The Shareholders are asked to approve the action of the Board of Directors in making such appointment for 1996, and it is intended that proxies not limited to the contrary will be voted for ratification of such appointment. A representative of Beard and Company, Inc., is expected to be present at the Shareholders' meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.


                            OTHER MATTERS

    The foregoing are the only items of business which the Management intends to present, or is informed that others will present, at the meeting for any action as to which proxies received in response to this solicitation are to be exercised or used for a quorum. However, if other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the same in accordance with their judgment.


                        By Order of the Board of Directors

                        Kenneth A. Benner, Secretary

Dated:  April 12, 1996